EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                              BAP Acquisition Corp.

      FIRST: The name of this corporation is BAP Acquisition Corp.

      SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above."

      THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value.

      FIFTH: The name and mailing address of the incorporator is as follows:

      Vanessa Foster, Three Christina Centre, 201 N. Walnut Street; Wilmington DE 19801

      SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

      With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

      The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws; or by resolution of the stockholders.

      The stockholders and. directors shall have power to hold their meetings and keep the books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

      It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

      SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

      I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the fact herein are true; and I have accordingly hereunto set my hand.

DATED:  August 24, 1994



                                                /s/    Vanessa Foster
                                            -----------------------------------

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                                       OF
                              BAP ACQUISITION CORP.
                     PURSUANT TO THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

      BAP ACQUISITION  CORP., a corporation  organized and existing under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), does hereby certify

      FIRST: The name of the Corporation is BAP ACQUISITION CORP.

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on August 24, 1994.

      THIRD: That the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly adopted by the unanimous written consent of the Corporation's Board of Directors on the 1st day of November, 1995:

      RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation, relating to the total authorized capital stock of the Corporation, be amended to read as follows:

      "FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at $.001 par value. All such shares are of one class and are shares of common stock. The 11,553,100 issued shares of common stock of the corporation each with a $.001 par value which are outstanding on the effective date of this amendment are hereby changed into 1,155,310 issued shares of common stock of the corporation each with a $.001 par value with the terms of the change being at the rate of 1 issued share of common stock with a $.001 par value for 10 issued shares of common stock each with a $.001 par value.

      FOURTH: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted and approved by stockholders holding more than fifty percent (50%) of the outstanding stock of the Corporation at a special meeting of Stockholders held on November 17, 1995 pursuant to notice duly given.

      FIFTH: That the foregoing amendment of the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of Title 8 of the Delaware Code of 1953.

      IN WITNESS WHEREOF, BAP Acquisition Corp. has caused this Certificate to be signed and attested by its duly authorized Officers, this 20th day of November 1995.

BAP Acquisition Corp.



BY       /s/ Ronald Conquest                    BY      /s/ John H. Herty
  ----------------------------------              ------------------------------
         Ronald Conquest, President                     John H. Herty, Secretary

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

      REII INCORPORATED FORMERLY KNOWN AS BAP ACQUISITION CORP., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

      1. The name of this corporation is REII INCORPORATED formerly BAP ACQUISITION CORP.

      2. Its registered office in the State of Delaware is located at Suite 600 One Commerce Center Street, City of Wilmington 19899 County of New Castle the name and address of its registered agent is Agents and Corporations, Inc.

      3. The date of filing of the original Certificate of Incorporation in Delaware was August 24th, 1994.

      4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

      5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

            IN TESTIMONY  WHEREOF,  and in  compliance  with the  provisions  of
      Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Garfield Ricketts the last and acting authorized officer hereunto set his/her hand to this certificate this 28th day of May, 1998.

                                           By:   /s/ Garfield Ricketts
                                              ----------------------------------
                                                 President

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                REII INCORPORATED

      The undersigned, being the Chief Executive Officer, President, Secretary and Treasurer of REII INCORPORATED, a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The name of the Corporation (hereinafter referred to as the "Corporation") is REII Incorporated. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was August 24, 1994. The date of the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was December 4, 1995. The date of the filing of a Certificate of Renewal to the Certificate of Incorporation with the Secretary of the State of Delaware was June 2, 1998.

      2. The certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:


            "FIRST: The name of the Corporation is B&D Food Corp."

      3. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

            "FOURTH: "The total number of shares of all classes which the corporation is authorized to have outstanding is Four Hundred Ten Million (410,000,000) shares of which stock Four Hundred Million (400,000,000) shares in the par value of $.001 each, shall be common stock and of which Ten Million (10,000,000) shares in the par value of $.001 each, shall be preferred stock.

            Furthermore, the board of directors is authorized, subject to limitations prescribed by law, to provide far the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

            (a)  The  number  of  shares   constituting   that  series  and  the
            distinctive designation of that series;

            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

            (f) Whether that series shall have a sinking find for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

            (h) Any other relative  rights,  preferences and limitations of that
            series,   unless   otherwise   provided   by  the   certificate   of
            determination"

      4. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Daniel Ollech, its Chief Executive Officer, President, Secretary and Treasurer, this 5th day of July, 2005.

                               REII INCORPORATED


                               By:/s/ Daniel Ollech
                                  ----------------------------------------------
                                      Daniel Ollech
                                      Chief Executive Officer, President,
                                      Secretary and Treasurer